SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              MEDIA GENERAL, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              [MEDIA GENERAL LOGO]

                                 Notice of 1997

                                 Annual Meeting

                                      and

                                Proxy Statement

                              Friday, May 16, 1997

                                   11:00 a.m.

                    Richmond Newspapers Production Facility

                       5555 Chamberlayne Road (U.S. 301)

                            Mechanicsville, Virginia

          Media General, Inc., P.O. Box 85333 Richmond, Virginia
                    23293-0001 (804) 649-6000


       [MEDIA GENERAL LOGO]
       John Stewart Bryan III
       Chairman and President

                                                     April 7, 1997

       Dear Stockholder:

             You are cordially invited to attend Media General's
       1997 Annual Meeting on Friday, May 16, 1997.

             THIS YEAR'S ANNUAL MEETING WILL BE HELD AT THE
       RICHMOND NEWSPAPERS PRODUCTION FACILITY, 5555 CHAMBERLAYNE
       ROAD (U.S. 301, JUST NORTH OF ITS INTERSECTION WITH I-295), MECHANICSVILLE, VIRGINIA.

             Whether or not you plan to be present at the Annual
       Meeting, we value your vote. Please complete, sign and return the enclosed proxy card at your earliest convenience.

             I look forward to seeing you on May 16.

                                    Yours sincerely,

                                    /s/ J. Stewart Bryan III

                                    J. Stewart Bryan III

                        METROPOLITAN NEWSPAPERS (BULLET)
        TELEVISION (BULLET) CATV (BULLET) NEWSPRINT (BULLET) PUBLISHING

                              [MEDIA GENERAL LOGO]

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

TO THE CLASS A AND CLASS B COMMON STOCKHOLDERS
  OF MEDIA GENERAL, INC.

     Please take notice that the 1997 Annual Meeting of Stockholders of Media General, Inc., will be held at the RICHMOND NEWSPAPERS PRODUCTION FACILITY, 5555 CHAMBERLAYNE ROAD (U.S. 301), MECHANICSVILLE, VIRGINIA, ON FRIDAY, MAY 16, 1997, AT 11:00 A.M. for the following purposes:

          1. To elect a Board of Directors for the ensuing year; and

          2. To act upon such other matters as properly may come before the meeting.

     Holders of the Company's Class A and Class B Common Stock of record at the close of business on March 21, 1997, are entitled to notice of and to vote at the meeting.

     Your attention is directed to the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                             GEORGE L. MAHONEY, SECRETARY

Richmond, Virginia
April 7, 1997

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                            SOLICITATION OF PROXIES

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Media General, Inc. (the Company), to be used at the 1997 Annual Meeting of Stockholders to be held at the RICHMOND NEWSPAPERS PRODUCTION FACILITY, 5555 CHAMBERLAYNE ROAD (U.S. 301, JUST NORTH OF ITS INTERSECTION WITH I-295), MECHANICSVILLE, VIRGINIA, ON FRIDAY, MAY 16, 1997, AT 11:00 A.M. Proxies properly executed will be voted at the meeting in accordance with instructions. A proxy may be revoked by a Stockholder at any time before it is voted.

     The Annual Report to the Stockholders of the Company including financial statements for the fiscal year ended December 29, 1996, and this Proxy Statement and accompanying proxy card are being mailed to Stockholders on or about April 7, 1997.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company had outstanding 26,060,124 shares of Class A Common Stock (Class A Stock) and 556,574 shares of Class B Common Stock (Class B Stock) as of March 21, 1997. Only holders of record at the close of business on such date will be entitled to vote, and each share of Class A or Class B Stock will be entitled to one vote on each matter as to which such class is entitled to vote, either alone or together with the other class.

     The following table shows the stock ownership as of the most recent practicable date of all persons known by the Company to have been the beneficial owners of more than 5% of the outstanding shares of any class of the Company's securities and the stock ownership of the directors and officers of the Company as a group. All such information is based on information furnished by or on behalf of the persons listed, who have sole voting power and sole investment power as to all shares of Class A and Class B Stock listed unless noted to the contrary.

                                                   AMOUNT
                                                     AND
                                                   NATURE
                                       TITLE         OF         PERCENT
       NAME AND ADDRESS OF              OF        BENEFICIAL      OF
        BENEFICIAL HOLDER              CLASS      OWNERSHIP      CLASS
----------------------------------    -------     ---------     -------
D. Tennant Bryan                      Class A     2,185,193(1)     8.4%
  333 East Grace Street               Class B       373,000(1)    67.0%
  Richmond, VA 23219
J. Stewart Bryan III                  Class A     1,233,357(1)(2)  4.7%
  333 East Grace Street               Class B        47,000(2)     8.4%
  Richmond, VA 23219
Jane Bryan Brockenbrough              Class B        55,580(3)    10.0%
  c/o Bryan Brothers
  5516 Falmouth St., Suite 302
  Richmond, VA 23230
Mario J. Gabelli                      Class A     7,252,100(4)    27.8%
  655 Third Avenue
  New York, NY 10017
The Northern Trust Company            Class A     2,916,329(5)    11.2%
  50 South La Salle Street
  Chicago, IL 60675
All directors and executive           Class A     3,903,011(6)    15.0%
  officers as a group                 Class B       420,000(6)    75.5%

---------------

(1) The shares listed for D. Tennant Bryan include 1,621 shares of Class A Stock held for his benefit by the Media General, Inc. Thrift Plan Plus (Thrift
    Plan) as of January 31, 1997, 4,800 shares of Class A Stock held by a private foundation controlled by D. Tennant Bryan, 2,178,772 shares of Class A Stock held by The David Tennant Bryan Revocable Declaration of Trust (The D.T. Bryan Trust) and 373,000 shares of Class B Stock held by the D. Tennant Bryan Media Trust (Media Trust). D. Tennant Bryan is the grantor and has reserved a right of revocation with respect to The D.T. Bryan Trust and the Media Trust. D. Tennant Bryan is the sole trustee of The D.T. Bryan Trust, and D. Tennant Bryan and J. Stewart Bryan III serve as joint trustees of the Media Trust. D. Tennant Bryan and J. Stewart Bryan III, together with The D.
    T. Bryan Trust and the Media Trust, constitute a group for certain purposes, having aggregate beneficial ownership of 3,418,550 shares of Class A Stock and 420,000 shares of Class B Stock.

(2) The shares listed for J. Stewart Bryan III include 41,369 shares of Class A Stock held for his benefit by the Thrift Plan as of January 31, 1997, and 98,200 shares of Class A Stock registered in his name under the Media General, Inc., Restricted Stock Plan (Restricted Stock Plan). Shares listed for J. Stewart Bryan III do not include 373,000 shares of Class B Stock held by the Media Trust. The listed shares include 134,766 shares of Class A Stock subject to currently exercisable options and 772,048 shares of Class A Stock held by other trusts of which J. Stewart Bryan III serves as a fiduciary and shares in the control of the voting and disposition of shares. Shares held by trusts of which he is a beneficiary, but as to which he is not a trustee and does not control the voting or disposition of shares, are not included.

(3) Jane Bryan Brockenbrough additionally has sole voting and dispositive power as to 23,000 shares of Class A Stock.

(4) The shares listed include shares held by Mr. Gabelli or entities which are under his direct or indirect control. Mr. Gabelli and such entities, in the aggregate, have sole dispositive power only as to 169,000 shares. Mr. Gabelli is deemed to have beneficial ownership of all of the foregoing shares, and one of the entities he controls, Gabelli Funds, Inc., is deemed to have beneficial ownership of all such shares other than 2,500 shares held directly by Mr. Gabelli.

(5) The Northern Trust Company serves as trustee of the Thrift Plan, and 2,906,729 of the Class A shares held as of January 31, 1997, are held in that capacity. The Thrift Plan provides that shares held for the Thrift Plan are to be voted by the trustee in the same proportion as instructions received from participants. Subject to certain restrictions, participants have the right to direct the disposition of shares of Class A Stock held for their benefit by the Thrift Plan. The Northern Trust Company has sole voting power as to all of the remaining 9,600 Class A shares.

(6) Includes an aggregate of 350,530 Class A shares subject to currently exercisable stock options.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for the holders of the Class A Stock voting separately and as a class to elect 30% of the Board of Directors (or the nearest whole number if such percentage is not a whole number) and for the holders of the Class B Stock to elect the balance. Accordingly, of the nine directors to be elected, three will be Class A Directors to be elected by the Class A Stockholders, and six will be Class B Directors to be elected by the Class B Stockholders. The By-Laws of the Company, consistent with applicable Virginia law, provide that in the election of each class of Directors, those receiving the greatest number of votes of each class of Stockholders entitled to vote for such Directors shall be elected. Abstentions and non-votes by brokers, banks and other nominee holders of record shall not be counted for or against any nominee. The Directors elected will serve until the next annual meeting of Stockholders. All of the nominees listed below presently are members of the Board, except Mr. Morton. Unless authority is withheld, the proxies will be voted for the election as Directors of the persons named below, or, if for any reason any of such persons are unavailable, for such substitutes as management may propose. The Company has no reason to believe that any of the nominees will be unavailable. The following material is based on information submitted by the person named. Unless noted to the contrary, each Director has sole voting power and sole investment power as to all shares listed as owned beneficially by him or her.

                                                                            NUMBER AND PERCENTAGE*
                                                                            OF SHARES BENEFICIALLY
                                                                             OWNED MARCH 21, 1997
                                                                 ---------------------------------------------
                                                    DIRECTOR      CLASS A
                  NAME                      AGE      SINCE          (1)             %        CLASS B       %
----------------------------------------    ---     --------     ---------        ------     -------      ----
CLASS A DIRECTORS
Charles A. Davis........................    48        1989           4,581                        --
Robert V. Hatcher, Jr...................    66        1991           1,881                        --
John G. Medlin, Jr......................    63        1994           2,381                        --

CLASS B DIRECTORS
Robert P. Black.........................    69        1993           1,642                        --
J. Stewart Bryan III....................    58        1974       1,233,357(2)        4.7%     47,000(2)    8.4%
James S. Evans..........................    75        1982         180,400(2)                     --
Marshall N. Morton......................    51          --          89,180(3)                     --
Wyndham Robertson.......................    59        1996             300                        --
Henry L. Valentine, II..................    69        1991          77,133(4)                     --

---------------

*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares, if any, held in the Thrift Plan as of January 31, 1997.

(2) Shares listed for J. Stewart Bryan III and James S. Evans include 134,766 shares and 97,500 shares of Class A Stock, respectively, subject to currently exercisable options. Shares listed for Mr. Evans include 52,500 shares registered in his name under the Restricted Stock Plan. For further information as to stock held by Mr. Bryan, see "Voting Securities and Principal Holders Thereof."

(3) For further information as to stock held by Mr. Morton, see "Stock Ownership of Executive Officers."

(4) Of the shares of Class A Stock listed, Mr. Valentine shares voting and investment power as a co-trustee as to 33,152 shares, and he may be deemed to share voting and investment control as to 33,000 shares held by institutions for which Mr. Valentine chairs or serves on the investment committee. The shares listed do not include 1,500 shares of Class A Stock held by Mr. Valentine's wife, as to which Mr. Valentine disclaims any voting or investment power.

DIRECTORS

     D. Tennant Bryan, having attained the chronological age of 90, and having served as a Director of the Company and its predecessors since 1930, has chosen to retire from the Board of Directors. Consistent with the Company's By-Laws, it is the Board's intention to elect him Chairman Emeritus.

     CHARLES A. DAVIS is a limited partner in The Goldman Sachs Group, L.P., and previously was a partner for more than five years in the investment banking firm of Goldman, Sachs & Co. Mr. Davis serves as a director of Lechters, Inc., Merchants Bancshares, Inc., USLIFE Corporation, Progressive Corporation and Heilig-Meyers Company.

     ROBERT V. HATCHER, JR. is the former Chairman of the Board and Chief Executive Officer of Johnson & Higgins, an insurance consulting and brokerage firm, having served in that position for more than five years.

     JOHN G. MEDLIN, JR. is Chairman of the Board, and until December 31, 1993, also was Chief Executive Officer of Wachovia Corporation. Both positions have been held for more than five years. Mr. Medlin serves as a director of BellSouth Corporation, Burlington Industries, Inc., Nabisco Holdings Corporation, National Service Industries, Inc., RJR Nabisco Holdings Corporation and USAir Group, Inc.

     ROBERT P. BLACK retired as of December 31, 1992, as President of the Federal Reserve Bank of Richmond, Virginia, having served in that position for more than five years. Mr. Black serves as a director of America's Utility Fund and each of the fixed income mutual funds sponsored by T. Rowe Price.

     J. STEWART BRYAN III was elected Chairman of the Board, President and Chief Executive Officer of the Company in July 1990. Prior to that date, he had served as Vice Chairman of the Board and Executive Vice President of the Company since 1985, and as Chief Operating Officer of the Company since 1989. He is also the Chairman of Richmond Newspapers, Inc., a wholly-owned subsidiary of the Company, and has been Publisher of the Richmond Times-Dispatch for more than five years. He is the son of D. Tennant Bryan, Chairman of the Executive Committee of the Board of the Company, and is a controlling person of the Company.

     JAMES S. EVANS is Vice Chairman of the Board of the Company. Prior to July 1990, he served as President and Chief Executive Officer of the Company for more than five years.

     MARSHALL N. MORTON is Senior Vice President and Chief Financial Officer of the Company and has served in those positions for more than five years.

     WYNDHAM ROBERTSON retired in March 1996 as Vice President for Communications at the University of North Carolina, having served in that position for more than five years. She previously was an Assistant Managing Editor for Fortune magazine and worked with that organization for 24 years. She serves as a director of Wachovia Corporation.

     HENRY L. VALENTINE, II is Chairman of Davenport & Co. L.L.C., a Richmond, Virginia, investment banking firm, and has served in that position for more than five years.

BOARD AND COMMITTEE MEETINGS

     The full Board of Directors held four special meetings and six regular bi-monthly meetings during 1996.

     The standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation Committee. The Board has not formed a nominating committee.

     The Executive Committee presently consists of Messrs. D. T. Bryan, J. S. Bryan III, Evans and Valentine. The Executive Committee is empowered, with certain limitations, to exercise all of the powers of the Board of Directors when the full Board is not in session. The Executive Committee met regularly six times during 1996 on a bi-monthly schedule which alternates with regular meetings of the full Board of Directors.

     The Audit Committee presently consists of Miss Robertson and Messrs. Davis and Valentine. This committee oversees the audit function of the Company, both with regard to internal auditors and outside auditors, which are recommended to the Board by this committee. In this capacity, the committee meets with internal and outside auditors, approves all engagements of auditors and reviews all annual Securities and Exchange Commission filings made by the Company. The Audit Committee met twice during 1996.

     The Compensation Committee presently consists of Messrs. Black, Hatcher and Medlin. This committee has general responsibility for employee compensation, makes recommendations to the Board concerning officer and director compensation and oversees the operation of the compensation related benefit plans. The Compensation Committee met three times during 1996.

     In 1996, each Director, other than those serving as officers of the Company, received an annual retainer of $12,000 and a fee of $750 for each board or committee meeting attended. Each Director, other than those who had at any time served as an officer of the Company (an Outside Director) additionally participated in the Outside Directors Retirement Agreement (Retirement Agreement), which provided a retirement benefit based upon length of service on the Board, and the Restricted Stock Plan for Non-Employee Directors (Restricted Stock Plan), which provided biennial awards of that number of shares of the Company's Class A Stock that could be purchased for $10,000 on the trading day immediately preceding the date of grant.

     In January 1997, the Board of Directors terminated the Retirement Agreement and the Restricted Stock Plan. In place of the terminated plans and to more closely align director compensation with the long-term interests of Stockholders, the Board of Directors adopted the Media General, Inc., Directors' Deferred Compensation Plan, under which each Outside Director receives 50% of his or her annual compensation, which for 1997 shall be $55,000, in deferred Class A Stock units and may elect to receive the other 50% of annual compensation in cash or deferred stock units. Each Outside Director's deferred stock unit account has been increased by the number of hypothetical shares of Class A Stock that could have been purchased as of January 1, 1997, by a dollar amount equal to the present value of the accrued vested benefit in such Outside Director's Retirement Agreement account on that date. Mr. Evans receives the same annual cash compensation as the Company's Outside Directors but, as a former officer of the Company, does not participate in the Directors' Deferred Compensation Plan.

                     STOCK OWNERSHIP OF EXECUTIVE OFFICERS

     The following table lists the beneficial ownership of the Company's Class A and Class B Stock by the executive officers named in the "Summary Compensation Table" as of March 21, 1997.

                                    NUMBER AND PERCENTAGE*
                                    OF SHARES BENEFICIALLY
                                     OWNED MARCH 21, 1997
                            ---------------------------------------
                              CLASS                CLASS
          NAME                A(1)          %        B          %
------------------------    ---------     -----    ------     -----
J. Stewart Bryan III        1,233,357(2)  4.7%     47,000(2)  8.4%
Marshall N. Morton             89,180(3)               --
H. Graham Woodlief, Jr.        57,467(4)               --
George L. Mahoney              14,660(5)               --
Stephen R. Zacharias           29,059(6)               --

---------------

*Percentages of stock ownership less than one percent are not shown.

(1) Includes shares held in the Thrift Plan as of January 31, 1997.

(2) For information concerning Mr. Bryan's stock ownership, see footnotes (1) and (2) to the table under "Voting Securities and Principal Holders Thereof" and footnote (2) to the table under "Election of Directors." The shares listed for Mr. Bryan in each table of this Proxy Statement are identical.

(3) Shares listed for Mr. Morton include 45,633 shares subject to currently exercisable options and 35,300 shares registered in his name under the Restricted Stock Plan.

(4) Shares listed for Mr. Woodlief include 29,133 shares subject to currently exercisable options and 20,300 shares registered in his name under the Restricted Stock Plan.

(5) Shares listed for Mr. Mahoney include 7,166 shares subject to currently exercisable options and 7,200 shares registered in his name under the Restricted Stock Plan.

(6) Shares listed for Mr. Zacharias include 19,733 shares subject to currently exercisable options and 5,300 shares registered in his name under the Restricted Stock Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                      -------------------------------
                                        ANNUAL COMPENSATION                       AWARDS
                                   ------------------------------     -------------------------------      ALL OTHER
            NAME AND                         SALARY       BONUS       RESTRICTED STOCK                    COMPENSATION
      PRINCIPAL POSITION           YEAR       ($)          ($)             ($)(1)          OPTIONS(#)        ($)(2)
-------------------------------    ----     --------     --------     ----------------     ----------     ------------
J. Stewart Bryan III,              1996     $630,000     $311,850               --           20,600         $ 30,855
  Chairman, President and          1995      600,000      213,127         $888,750           20,100         $ 30,939
  Chief Executive Officer          1994      550,000      266,290               --           20,200           28,961

Marshall N. Morton,                1996      360,000      145,800               --            8,200           16,383
  Senior Vice President and        1995      332,500      118,108          345,938            7,800           16,409
  Chief Financial Officer          1994      302,500      146,460               --            7,200           14,470

H. Graham Woodlief, Jr.,           1996      250,000       89,546               --            4,500           12,873
  Vice President                   1995      225,000       85,961          182,813            4,100           12,003
                                   1994      202,500      104,721               --            4,100           11,988

George L. Mahoney,                 1996      220,000       71,280               --            2,200           10,740
  General Counsel                  1995      200,000       71,042           90,000            2,000            9,763
                                   1994      185,000       69,666               --            5,100            1,384

Stephen R. Zacharias,              1996      162,000       29,160               --            1,600            7,613
  Treasurer                        1995      150,000       29,601           67,500            1,500            7,324
                                   1994      140,000       37,657               --            3,800            7,025

---------------

(1) At December 29, 1996, the number and value of the aggregate restricted stock awards held by named executive officers were: Mr. Bryan -- 66,600 and $2,056,275; Mr. Morton -- 22,700 and $700,863; Mr. Woodlief -- 13,100 and
    $404,463; Mr. Mahoney -- 3,200 and $98,800; Mr. Zacharias -- 2,400 and
    $74,100. Shares were awarded in the name of each executive, and each has all rights of other Class A Stockholders, including dividends, subject to certain restrictions and forfeiture provisions.

(2) The amounts disclosed under this column for the most recent fiscal year consist of the following:

                                                                    DOLLAR VALUE OF
                                                                   INSURANCE PREMIUMS
                                                   ANNUAL             PAID BY THE
                             ABOVE-MARKET          COMPANY            COMPANY WITH
                            AMOUNTS EARNED      CONTRIBUTIONS       RESPECT TO TERM
                             ON DEFERRED          TO VESTED          LIFE INSURANCE
                             COMPENSATION       AND UNVESTED        FOR THE BENEFIT
                              DURING THE       DEFINED CONTRI-        OF THE NAMED
          NAME               FISCAL YEAR        BUTION PLANS       EXECUTIVE OFFICER       TOTAL
------------------------    --------------     ---------------     ------------------     -------
J. Stewart Bryan III            $3,521             $25,294               $2,040           $30,855
Marshall N. Morton                  --              14,343                2,040            16,383
H. Graham Woodlief, Jr.            799              10,034                2,040            12,873
George L. Mahoney                   --               8,700                2,040            10,740
Stephen R. Zacharias               340               5,748                1,525             7,613

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on stock options granted in fiscal 1996 to the named executive officers.

                                                 INDIVIDUAL GRANTS
                            -----------------------------------------------------------
                            NUMBER OF
                            SECURITIES      % OF TOTAL
                            UNDERLYING       OPTIONS        EXERCISE                       GRANT DATE
                             OPTIONS        GRANTED TO      OR BASE                          PRESENT
                             GRANTED       EMPLOYEES IN      PRICE         EXPIRATION         VALUE
          NAME                (#)(1)       FISCAL YEAR      ($/SHARE)         DATE           ($)(2)
------------------------    ----------     ------------     --------     --------------    -----------
J. Stewart Bryan III          20,600           15.8%        $31.8125     Jan. 29, 2006      $ 257,088
Marshall N. Morton             8,200            6.3%         31.8125     Jan. 29, 2006        102,336
H. Graham Woodlief, Jr.        4,500            3.5%         31.8125     Jan. 29, 2006         56,160
George L. Mahoney              2,200            1.7%         31.8125     Jan. 29, 2006         27,456
Stephen R. Zacharias           1,600            1.2%         31.8125     Jan. 29, 2006         19,968

---------------

(1) The amounts listed under this column represent the number of shares of the Company's Class A Stock covered by options granted to the named executive officers during fiscal 1996 under the provisions of the 1996 Stock Option Plan (1996 Plan). Options granted under the 1996 Plan are exercisable in one-third increments over a three-year period and expire 10 years after the date of grant. The options also become fully exercisable upon, and must be exercised within 12 months of, the optionee's death during employment or retirement after age 55.

(2) Option values were computed using the Black-Scholes pricing model. The assumptions used in the model were: expected volatility of .305; zero-coupon government bond yield of 5.71%; dividend yield of 1.75%; and time to exercise of 10 years. Additionally, a 5.72% discount was applied to reflect three-year pro rata vesting (3% per year probability of forfeiture). The actual value, if any, an executive may realize will depend on the amount by which the stock price on the date of exercise exceeds the exercise price. There is no assurance that the value actually realized by an executive will be at or near the value estimated by use of the Black-Scholes model.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information with respect to the number and value of stock options outstanding at the end of fiscal 1996.

                                   NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                        OPTIONS AT                   IN-THE-MONEY OPTIONS
                                    FISCAL YEAR-END(#)             AT FISCAL YEAR-END($)(1)
                               -----------------------------     -----------------------------
           NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------    -----------     -------------     -----------     -------------
J. Stewart Bryan III             114,466           40,734           838,646          58,736
Marshall N. Morton                37,900           15,800           283,138          22,100
H. Graham Woodlief, Jr.           24,899            8,601           178,201          11,961
George L. Mahoney                  4,066            5,234            12,882           9,194
Stephen R. Zacharias              17,433            3,867           129,889           6,868

---------------

(1) The amount listed represents the difference between the closing price of the Company's Class A Stock at the end of fiscal 1996 ($30.875) and the exercise price per share, multiplied by the number of shares covered by the options.

                               PENSION PLAN TABLE

     The following table reflects the estimated aggregate retirement benefits to which certain executive officers of the Company, including each of the named executive officers in the Summary Compensation Table, are expected to be entitled under the provisions of the Company's non-contributory, funded Employees Retirement Plan and the Executive Supplemental Retirement Plan (the Plans). The amount of benefit assumes that the executive has completed a minimum of 15 years of service. The benefit amount will be reduced for service of less than 15 years, or if the executive retires prior to attaining age 63. Additional benefits are not earned for service in addition to 15 years.

                                      LIFETIME ANNUAL
                                          BENEFIT
 HIGHEST FIVE-YEAR                      AT OR AFTER
AVERAGE COMPENSATION               NORMAL RETIREMENT DATE
--------------------               ----------------------
     $  150,000                           $ 82,500
        250,000                            137,500
        350,000                            192,500
        450,000                            247,500
        550,000                            302,500
        650,000                            357,500
        750,000                            412,500
        850,000                            467,500
        950,000                            522,500
      1,050,000                            577,500
      1,150,000                            632,500

     The amount of benefit for the executive officers named in the Summary Compensation Table is derived by averaging each officer's five highest years of "Annual Compensation," as reflected in such tables.

     Retirement benefits shown are payable without offset for Social Security in monthly installments as life annuities, or in other optional forms, upon retirement after attaining age 63. Benefits for executives who participated in both plans prior to January 1, 1991, are reduced by the amount of benefits payable to them under pension plans of former employers.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires that the Company's Executive Officers and Directors and persons owning more than 10% of the Company's Class A Stock file reports of ownership and changes in ownership with the Securities Exchange Commission.

     Based upon a review of information furnished to the Company by such persons, including forms required to be filed pursuant to Section 16(a), the Company believes that during the fiscal year ended December 29, 1996, the Executive Officers, Directors and persons owning in excess of 10% of the outstanding shares of the company's Class A Stock complied with the filing requirements of Section 16(a), with the exception of Mr. Evans, who failed to file reports on a timely basis for five transactions in 1996 and one transaction in 1994. All of the transactions subsequently have been reported to the Commission.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Media General's compensation system is a management tool that is used to support and reinforce key operating and strategic goals. It is applied consistently to all salaried employees.

     The Company's compensation programs for management employees are designed to build a strong link between an individual's performance and his or her related compensation opportunities as well as to align the interests of key Media General employees with those of the Stockholders. These two elements induce eligible employees to be more responsive to the needs of the Company. Periodically, the Company reviews its compensation programs with independent consultants to ensure that, corporately, it is taking advantage of current thinking in the field of compensation management.

     The Compensation Committee feels that a tightly administered program that rewards eligible managers for appropriate behavior is a constructive way to attract talented personnel. Eligibility to participate in annual and long-term incentive programs is determined by the Committee assisted by recommendations from the Chief Executive Officer.

     There are three components to total executive compensation at Media
General: base salary and short- and long-term incentives. Using published general industry surveys targeted to the Company's size, media industry surveys targeted to size and diversification levels comparable to the Company (including but not limited to those companies found within the S&P Publishing (Newspapers) Index) and published proxy statement executive compensation levels, the Committee has established second quartile (51st-75th percentile) targets for each component. The number of companies participating in such surveys varies from year to year but averages about 75 in any given year.

     Base salary levels are determined with reference to competitive targets (as described previously) and internal equity. Pay and performance then are linked through the use of the two incentive programs.

     The short-term incentive program combines specific threshold, target and maximum goals established at the beginning of the measurement year with award targets, as described previously. All goals are growth-related, are based on profit and asset utilization levels and are established individually for each business unit and for the Company. Cash awards are paid based on the accomplishment of these goals. Maximum awards are attained at 150% of goal. Except under exceptional circumstances, which, in the Committee's opinion, were not under operating unit control, no bonuses are paid to units earning less than 80% of their goal.

     A long-term incentive program is used to reward sustained stock price growth and/or achievement of long-term, pre-established earnings per share growth targets. Awards in this program are made in the form of stock options (typically awarded to eligible participants annually at fair market value on the grant date, vesting over a three-year period) and restricted stock (typically granted to selected executive officers every other year with restrictions (currently ten years) on sale that may be lifted if pre-established earnings per share growth targets are met). The combined expected value of stock-based awards is targeted to achieve competitive levels of total compensation as described earlier; for those selected executive officers who are eligible to receive both restricted stock and stock options, annual grants are awarded on the basis that 60% of the competitive long-term incentive target would be delivered through restricted stock. The Committee notes that the relative value of a given award at the end of the measurement period will depend on the growth in value of the common stock of the Company over the time period. The vesting and ten-year trading restrictions emphasize the long-term nature of these awards and encourage eligible employees to remain in the employ of the Company.

     Section 162(m) of the Internal Revenue Code disallows a deduction for compensation in excess of $1,000,000 paid to any of the executive officers named in the Summary Compensation Table, unless such excess compensation qualifies as "performance-based compensation" under Section 162(m) and related Internal Revenue Service regulations. All compensation paid to said executive officers in 1996 was deductible, and the Compensation Committee intends that all compensation paid in the future be deductible, except when the Committee deems the payment of non-deductible compensation to be in the best interests of the Company.

CEO COMPENSATION DURING 1996

     Mr. Bryan's base salary in 1996 of $630,000 was 5% above that of the preceding year. While Media General's net income in 1996 was approximately 32% ahead of the previous year's level, applicable income did not exceed pre-established incentive plan targets for 1996. Therefore, strict application of the incentive plan formula produced a bonus for 1996 of $311,850, equal to 49.5% of Mr. Bryan's base compensation. At the beginning of 1996 a stock option award of 20,600 shares of Media General Class A Stock was granted to Mr. Bryan. As in the past, these awards were developed in accordance with competitive practice, as outlined previously, and were based on the standard provisions of Media General's annual and long-term incentive plans.

                           THE COMPENSATION COMMITTEE
                                           Robert V. Hatcher, Jr., CHAIRMAN
                                           Robert P. Black
                                           John G. Medlin, Jr.

                               PERFORMANCE GRAPH

     The following graph shows the cumulative total Stockholder return on the Company's Class A Stock over the last five fiscal years as compared to the returns of the Standard & Poor's (S&P) Publishing (Newspapers) Index and the American Stock Exchange (AMEX) Composite Index. The graph assumes $100 was invested on December 27, 1991, in the Company's Class A Stock, the S&P Publishing (Newspapers) Index and the AMEX Composite Index and also assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              MEDIA GENERAL, S&P PUBLISHING (NEWSPAPERS) AND AMEX

                                    [GRAPH]

                                        1991            1992            1993            1994            1995            1996
Media General, Inc.                    $100            $103.91         $175.06         $180.25         $192.47         $198.55
S&P Publishing (Newspapers) Index       100             111.83          129.52          119.65          150.74          191.65
AMEX Composite Index                    100             101.37          120.44          106.39          137.13          144.70


                      APPOINTMENT OF INDEPENDENT AUDITORS

     At its January 1997 meeting, the Board of Directors appointed the firm of Ernst & Young LLP as the independent auditors of the Company for the 1997 fiscal year. Ernst & Young LLP has examined the accounts of the Company for many years, including 1996. The Company has been advised by Ernst & Young LLP that it is an independent public accounting firm within the meaning of the applicable rules and regulations of the Securities and Exchange Commission. A representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement, if he desires to do so, and to respond to appropriate questions from Stockholders.

                               OTHER TRANSACTIONS

     The investment banking firm of Goldman, Sachs & Co., an affiliate of The Goldman Sachs Group, L.P., of which Mr. Davis is a limited partner, renders various investment banking services to the Company.

                           1997 STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the 1997 Proxy Statement, provided the proposals comply with applicable SEC regulations and are received by the Company no later than December 8, 1997.

                            SOLICITATION OF PROXIES

     The Company may solicit proxies in person or by telephone or mail. The cost of solicitation of proxies, including the reimbursement to banks and brokers for reasonable expenses in sending proxy material to their principals, will be borne by the Company. Officers and other employees of the Company may participate in such solicitation, for which they will receive no special or additional compensation. In addition, the Company has retained D. F. King & Co. to assist in the solicitation of proxies for a basic fee of $8,000, plus reimbursement of out-of-pocket expenses.

                                 OTHER MATTERS

     Management does not intend to present, nor does it know of any person who intends to present, any matter for action by Stockholders at the Annual Meeting, other than as stated in the accompanying Notice. However, the enclosed proxy confers discretionary authority with respect to the transaction of any other business which properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their best judgment.

                                          By Order of the Board of Directors

                                             GEORGE L. MAHONEY, SECRETARY

Richmond, Virginia
April 7, 1997

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON. A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

Class A                                                                 Class A
                              MEDIA GENERAL, INC.

                        Annual Meetting of Shareholders
                                  May 16, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 16, 1997, and any adjournment thereof, as follows on the reverse side and upon such other business as properly may come before the meeting.

PLEASE DATE,  SIGN AND RETURN THIS PROXY IN THIS PROXY IN THE  ENCLOSED  POSTAGE
                       PAID ENVELOPE AS SOON AS POSSIBLE.

Please date and sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a represen- tative capacity should indicate the capacity in which they sign.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------
     MEDIA GENERAL, INC.
----------------------------
    CLASS A COMMON STOCK
                                                      The Board of Directors
                                           recommends a vote FOR the following proposal.

                                   ELECTION OF DIRECTORS

                                         CLASS B DIRECTORS
                                         -----------------
                                        Charles A. Davis
                                     Robert V. Hatcher, Jr.       [ ] FOR           [ ] WITHHELD
                                         John G. Medlin

RECORD DATE SHARES:                FOR, except vote withheld from the following nominee(s):

                                   -------------------------------------------------------

                                     RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS
                                                    HEREBY ACKNOWLEDGED.


                                          THIS PROXY REVOKES ALL PREVIOUS PROXIES.
                                     UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                                          IN ACCORDANCE WITH THE RECOMMENDATION OF
                                                  THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy.


Signature:__________________________ Date:_______________    Signature:__________________________ Date:_______________
DETACH CARD                                                                                                DETACH CARD

                              MEDIA GENERAL, INC.

Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                                                      Thank you!

Class B                                                                 Class B
                              MEDIA GENERAL, INC.

                        Annual Meetting of Shareholders
                                  May 16, 1997

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

J. Stewart Bryan III, Marshall N. Morton and George L. Mahoney, or any of them, the proxies of the undersigned, with power of substitution, are hereby appointed to vote all Class B Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 16, 1997, and any adjournment thereof, as follows on the reverse side and upon such other business as properly may come before the meeting.

PLEASE DATE,  SIGN AND RETURN THIS PROXY IN THIS PROXY IN THE  ENCLOSED  POSTAGE
                       PAID ENVELOPE AS SOON AS POSSIBLE.

Please date and sign proxy as name appears. Joint owners should each sign personally. Trustees and others signing in a represen- tative capacity should indicate the capacity in which they sign.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------
     MEDIA GENERAL, INC.
----------------------------
    CLASS B COMMON STOCK
                                                      The Board of Directors
                                           recommends a vote FOR the following proposal.

                                   ELECTION OF DIRECTORS

                                         CLASS B DIRECTORS
                                         -----------------
                                          Roberrt P. Black
                                        J. Stewart Bryan III
                                           James S. Evans           [ ] FOR           [ ] WITHHELD
                                         Marshall N. Morton
                                         Wyndham Robertson
RECORD DATE SHARES:                    Henry L. Valentine II

                                   FOR, except vote withheld from the following nominee(s):

                                   -------------------------------------------------------

                                     RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS
                                                    HEREBY ACKNOWLEDGED.


                                          THIS PROXY REVOKES ALL PREVIOUS PROXIES.
                                     UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                                          IN ACCORDANCE WITH THE RECOMMENDATION OF
                                                  THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy.


Signature:__________________________ Date:_______________    Signature:__________________________ Date:_______________
DETACH CARD                                                                                                DETACH CARD

                              MEDIA GENERAL, INC.

Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                                                      Thank you!

                               MEDIA GENERAL, INC.

                           EMPLOYEES THRIFT PLAN PLUS

                        Annual Meetting of Shareholders
                                  May 16, 1997

The undersigned hereby instructs The Northern Trust Company, as Trustee of the Media General Employees Thrift Plan, to vote all shares of Media General, Inc., Class A Common Stock held by the Thrift Plan for my account at the Annual Meeting of Stockholders of Media General, Inc., to be held on Friday, May 16, 1997, and any adjournment thereof, as follows on the reverse side.

PLEASE DATE,  SIGN AND RETURN THIS PROXY IN THIS PROXY IN THE  ENCLOSED  POSTAGE
                       PAID ENVELOPE AS SOON AS POSSIBLE.

Please date and sign this instruction exactly as name appears.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------
     MEDIA GENERAL, INC.
----------------------------
   EMPLOYEES' THRIFT PLAN
                                                      The Board of Directors
                                           recommends a vote FOR the following proposal.

                                   ELECTION OF DIRECTORS

                                         CLASS B DIRECTORS
                                         -----------------
                                        Charles A. Davis
                                     Robert V. Hatcher, Jr.       [ ] FOR           [ ] WITHHELD
                                         John G. Medlin

RECORD DATE SHARES:                FOR, except vote withheld from the following nominee(s):

                                   -------------------------------------------------------

                                     RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT IS
                                                    HEREBY ACKNOWLEDGED.

                                     THIS INSTRUCTION REVOKES ALL PREVIOUS INSTRUCTIONS.
                                     UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED
                                          IN ACCORDANCE WITH THE RECOMMENDATION OF
                                                  THE BOARD OF DIRECTORS.

Please be sure to date and sign this proxy.


Signature:__________________________ Date:_______________    Signature:__________________________ Date:_______________
DETACH CARD                                                                                                DETACH CARD

                              MEDIA GENERAL, INC.

Please sign the attached proxy card and return it promptly in the postage paid envelope provided so that your vote may be counted.

An immediate response will save the Company the expense of additional proxy mailings.

                                                                      Thank you!